EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in CONMED Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PriceWaterhouseCoopers LLP

Syracuse, New York

April 19, 2005